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                                                                   EXHIBIT 10.30

                           ALBERTA TREASURY BRANCHES
                          Sunridge Professional Centre
                          #5, 2681 - 36th Street N.E.
                            Calgary, Alberta T1Y 5S3

                                                                December 1, 1997
Venture Seismic Ltd.
3110, 80th Avenue S.E.
Calgary, AB T2C 1J3

ATTENTION: GREG WIEBE

Dear Mr. Wiebe:

Re: Working Capital Covenant -- Venture Seismic Ltd.

We acknowledge that Venture Seismic Ltd. ("Venture") is in breach of the working capital covenant as of September 30, 1997. We confirm that ATB does not currently intend to take any action on or in respect of such breach on the basis that the company will undertake to remedy the breach on or before January 31, 1998.

Yours truly,

/s/KEVIN SCOTT
Kevin R. Scott
Account Manager